Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

Chapter 11 Case No.
Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered
Debtors.

QUARTERLY FINANCIAL REPORT

AS OF OCTOBER 1, 2020

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o KRISTINE DICKSON – CHIEF FINANCIAL OFFICER
110 EAST 42ND STREET
SUITE 820
NEW YORK, NY 10017

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o JACQUELINE MARCUS, GARRETT A. FAIL
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: December 21, 2020

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Table of Contents

I.	Schedule of Debtors	3

II.	Cash Flow Estimates	4

III.	Notes to the Cash Flow Estimates	7

	Note 1 - Basis of Presentation	7

	Note 2 - Other Receipts	10

	Note 3 - Due from/to Non-Controlled Affiliates	11

	Note 4 - Due from/to Debtors and LBHI-Controlled Entities	14

	Note 5 - Disputed Claims	15

	Note 6 - Legal Proceedings	16

	Note 7 - Taxes Payable	20

IV.	Balance Sheets	21

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response on the website listed below (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under the Key Documents tab and the Responses to Questions Submitted category

Quarterly Financial Report as of October 1, 2020 (Unaudited)

I. Schedule of Debtors

The twenty three entities listed below (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. As of the date hereof, the following Debtors’ chapter 11 cases remain open:

	Case No.	Date Filed (“Commencement Date”)
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/3/2008

The following Debtors’ chapter 11 cases were closed pursuant to final decrees entered by the Bankruptcy Court (Docket No. 51920, No. 54163, No. 58257, No. 59472 and No. 60623):

	Case No.	Date Filed	Date Closed
LB 745 LLC	08-13600	09/16/2008	01/28/2016
PAMI Statler Arms LLC	08-13664	09/23/2008	01/28/2016
CES Aviation LLC	08-13905	10/05/2008	01/28/2016
CES Aviation V LLC	08-13906	10/05/2008	01/28/2016
CES Aviation IX LLC	08-13907	10/05/2008	01/28/2016
LB 2080 Kalakaua Owners LLC	09-12516	04/23/2009	01/28/2016
LB Somerset LLC	09-17503	12/22/2009	01/28/2016
LB Preferred Somerset LLC	09-17505	12/22/2009	01/28/2016
East Dover Limited	08-13908	10/05/2008	12/15/2016
Luxembourg Residential Properties Loan Finance S.a.r.l.	09-10108	01/07/2009	12/15/2016
Merit LLC	09-17331	12/14/2009	12/15/2016
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/05/2008	06/14/2018
Lehman Brothers Financial Products Inc. (“LBFP”)	08-13902	10/05/2008	06/14/2018
Lehman Scottish Finance L.P.	08-13904	10/05/2008	06/14/2018
LB Rose Ranch LLC	09-10560	02/09/2009	06/14/2018
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13902	10/03/2008	02/11/2019
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/05/2008	02/11/2019
Structured Asset Securities Corporation	09-10558	02/09/2009	02/11/2019
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/03/2008	05/04/2020
Lehman Brothers Commercial Paper Inc. (“LCPI”)	08-13900	10/05/2008	05/04/2020
BNC Mortgage LLC	09-10137	01/09/2009	05/04/2020

Quarterly Financial Report as of October 1, 2020 (Unaudited)

II. Cash Flow Estimates

Lehman Brothers Holdings Inc. & LBHI-Controlled Entities

($in millions)		As of 06/30/20	Cash Activity 7/1/20 - 10/01/20	Estimate Changes	Transfers, Reclassifications, Adjustments	As of 10/01/20
CASH AND INVESTMENTS
Reserves for Claims		$46	$—	$2	$—	$48
Reserves for Operating Expenses, Incentive Fees, and Other		107	(12)	24	—	120

Total Cash & Investments - Restricted		153	(12)	27	—	168
Total Cash & Investments - Unrestricted		170	(61)	(27)	—	82

TOTAL CASH AND INVESTMENTS [A]		$323	$(73)	$—	$—	250

CASH FLOW ESTIMATES
Net Receipts
Financial Instruments		$36	$(31)	$39	$—	44
Other	Note 2	78	(9)	4	0	73

Sub-Total - Net Receipts		114	(40)	43	0	117
Recoveries From Non-Controlled Affiliates	Note 3
Europe		1,138	(21)	35	—	1,152
Asia		50	—	5	—	55

Sub-Total - Recoveries From Non-Controlled Affiliates		1,188	(21)	40	—	1,208
Recoveries From Controlled Affiliates
Pre-Petition Intercompany Receipts	Note 4	5	—	(0)	—	5
Net Post-Petition Intercompany Receipts from / (Payables to)		2	(2)	0	—	0

Sub-Total - Recoveries From Controlled Affiliates		7	(2)	0	—	5
Operating Expenses and Incentive Fees		(113)	12	(23)	—	(124)
Estimated Taxes Payable	Note 7	(37)	—	5	—	(32)

TOTAL CASH FLOW FROM OPERATIONS + OTHER RECEIPTS [B]		$1,159	$(51)	$65	$0	1,174

OTHER ADJUSTMENTS
(Less): Cash held for the benefit of third parties (a)		$(25)	$—	$(2)	$—	(27)
Plus: Plan Adjustments from Participatory Debtor		1	—	—	—	1

TOTAL OTHER ADJUSTMENTS [C]		$(24)	$—	$(2)	$—	(26)

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B+C]		$1,458	$(124)	$63	$0	1,398

(a)	Cash held for the benefit of third parties includes Distributions on Allowed Claims (not remitted) and other items.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Lehman Brothers Special Financing Inc.

($in millions)		As of 06/30/20	Cash Activity 7/1/20 - 10/01/20	Estimate Changes	Transfers, Reclassifications, Adjustments	As of 10/01/20
CASH AND INVESTMENTS
Reserves for Claims		$0	$—	$(0)		0
Reserves for Operating Expenses, Incentive Fees, and Other		5	(2)	(0)	—	3

Total Cash & Investments - Restricted		5	(2)	(0)	—	3
Total Cash & Investments - Unrestricted		4	1	0	—	5

TOTAL CASH AND INVESTMENTS [A]		$9	$(1)	$—	$—	8

CASH FLOW ESTIMATES
Net Receipts
Financial Instruments		$7	$(0)	$(1)	$—	6
Other	Note 2	0	(0)	0	—	0

Sub-Total - Net Receipts		8	(0)	(1)	—	7
Recoveries From Non-Controlled Affiliates	Note 3
Europe		—	—	—	—	—
Asia		—	—	—	—	—

Sub-Total - Recoveries From Non-Controlled Affiliates		—	—	—	—	—
Recoveries From Controlled Affiliates
Pre-Petition Intercompany Receipts	Note 4	—	—	—	—	—
Net Post-Petition Intercompany Receipts from / (Payables to)		(2)	2	(0)	—	(0)
Investments in Affiliates		—	—	—	—	—

Sub-Total - Recoveries From Controlled Affiliates		(2)	2	(0)	—	(0)
Operating Expenses and Incentive Fees		(4)	0	0	—	(4)
Estimated Taxes Payable	Note 7	—	—	—	—	—

TOTAL CASH FLOW FROM OPERATIONS + OTHER RECEIPTS [B]		$2	$2	$(1)	$—	3

OTHER ADJUSTMENTS
(Less): Cash held for the benefit of third parties		$(0)	$—	$0	$—	(0)
(Less): Plan Adjustments to Participatory Debtor		(1)	—	—	—	(1)

TOTAL OTHER ADJUSTMENTS [C]		$(1)	$—	$0	$—	(1)

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B+C]		$10	$0	$(1)	$—	10

Note: totals may not foot due to rounding.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Estimated Remaining Creditor Recoveries, By Debtor

The following schedules show the estimated remaining recoveries for each of LBHI and LBSF by claim class, based on the “Estimated Cash Available for Distributions” in the preceding tables. The estimated remaining recoveries on the previous pages and the schedules below do not include (a) potential recoveries from the Excluded Litigations, and (b) estimates for potential allowed amounts of disputed claims.

($in millions)
Lehman Brothers Holdings Inc.
		Allowed Claims Eligible for Distributions(1)	Estimated Remaining Recovery	Estimated Remaining Recovery % as of 10.01.2020	Actual Recovery % Thru D21	Estimated End of Case Recovery %
Class	Designation	$	$	A	B	= A + B
3	Senior Unsecured	$82,542	$716	0.868%	46.127%	46.995%
4A	Senior Affiliate Claims	33,571	260	0.774%	37.121%	37.895%
4B	Senior Affiliate Guarantee	10,463	79	0.757%	36.222%	36.979%
5	Senior Third-Party Guarantee	31,706	192	0.606%	28.982%	29.588%
7	General Unsecured	5,242	42	0.805%	43.185%	43.990%
8	Derivative Affiliate / Affiliate Guarantee Claims	451	3	0.712%	34.105%	34.816%
9A	Third Party Guarantee Derivatives	18,255	104	0.569%	27.281%	27.850%
9B	Third Party Guarantee Derivatives RACER’s	—	—	0.346%	16.586%	16.932%
10A	Subordinated Class 10A Claims	3,399	—	—	—	—
10B	Subordinated Class 10B Claims	10,330	—	—	—	—
10C	Subordinated Class 10C Claims	1,493	—	—	—	—

	Total	$197,453	$1,398

Lehman Brothers Special Financing Inc.
		Allowed Claims Eligible for Distributions(1)	Estimated Remaining Recovery	Estimated Remaining Recovery % as of 10.01.2020	Actual Recovery % Thru D20	Estimated End of Case Recovery %
Class	Designation	$	$	A	B	= A + B
4A	GUC not Designated Entities	$19,675	$5	0.025%	40.365%	40.391%
4B	GUC Designated Entities	1,948	0	0.013%	20.467%	20.480%
5A	Affiliate Claims of LBHI	15,173	4	0.027%	40.954%	40.981%
5B	Affiliate Claims of Participating Subs	522	0	0.022%	33.650%	33.671%
5C	Affiliate claims	1,689	0	0.025%	39.864%	39.890%

	Total	$39,006	$10

(1)

Estimated Recovery percentages are calculated based on recoveries of Allowed Claims Eligible for Distributions as reported on Exhibit D of the 21st Distribution Notice filed on September 24, 2020 [Docket No. 60878]. For purposes of this illustrative calculation only:

a.

Allowed claims exclude (i) claims against LBHI satisfied in full through the combination of the primary obligor and guarantee distributions from LBHI, and (ii) previously Allowed Claims that have been withdrawn.

b.

Disputed claims are assumed to be allowed at zero, and all cash reserves currently held on behalf of holders of disputed claims are assumed to be released for the benefit of all holders of Allowed Claims.

c.	Allowed Claims Eligible for Distributions exclude Allowed Claims that each Debtor owns against itself.
(2)

Through the 21st Plan Distribution on October 1, 2020 (“D21”), the Debtors have made distributions to creditors totaling $128.2 billion, of which $95.3 billion were payments on account of claims owned or formerly owned by third party creditors.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

III. Notes to the Cash Flow Estimates

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process and the judicious and timely resolution of claims. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make distributions to creditors of Debtors, with each entity subject to review at each distribution date.

Basis of Presentation

The information and data included in the Quarterly Financial Report, including the Notes to the Cash Flow Estimates (the “Quarterly Financial Report”) are derived from sources available to the Debtors and LBHI-Controlled Entities (collectively, the “Company” or “Controlled Affiliates”). The term “LBHI-Controlled Entities” refers to those entities that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. LBHI-Controlled Entities excludes, among others, certain entities (such as Lehman Brothers Inc. (“LBI”) and Lehman Brothers International (Europe) (in administration) (“LBIE”)) that were not managed or controlled by a Debtor as of the Effective Date and are under separate administrations in the U.S. or abroad, including proceedings under the Securities Investor Protection Act (collectively, “Non-Controlled Affiliates”).

The information and data included in these cash flow estimates and notes thereto (the “October 1, 2020 Cash Flow Estimates”) were prepared to update the June 30, 2020 Cash Flow Estimates filed September 24, 2020 (the “June 30, 2020 CFE”), and are based on estimated cash flows from assets managed in an orderly wind down and/or sale (and related costs of operations) until the Company’s activities are fully resolved.

These October 1, 2020 Cash Flow Estimates include an estimate of expenses to be paid through final termination of the Company on such matters as asset disposition, litigation and disputed claims resolution, administrative wind-down, and related activities. These estimates also include the estimated costs of a small subset of the Company’s current staff committed to stay for many years, if necessary, to oversee the resolution of remaining disputes, other matters and residual wind down activities. These estimates are subject to ongoing review and revision. Actual expenses may differ materially from these estimates.

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

In preparing the Quarterly Financial Report, the Company made various estimates and assumptions based on information available to the Company. As such, this report contains forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements containing information regarding the intent, belief or current expectation of the Company and members of its management. Accordingly, the financial information herein is subject to change and any such change may be material.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI, LBSF and LBHI-Controlled Entities.

Future expenses and distributions are dependent in large measure on the resolution of various legal matters involving the Company and its Non-Controlled Affiliates. (See Litigation below.) The remaining legal matters require resolution in the United States, as well as multiple foreign jurisdictions, including the United Kingdom, France, Germany, India, and Australia. The timing for achieving final administrative or judicial resolution of these legal issues is uncertain. As a consequence, the Company cannot definitively specify a date for the final termination of its activities.

All cash flows in these Estimates are presented on an undiscounted basis.

Key Assumptions

Recoveries from Non-Controlled Affiliates

Estimates of recoveries from Non-Controlled Affiliates are based on internal valuation models utilizing information obtained from both Non-Controlled Affiliates’ fiduciaries, as well as information obtained by the Company through settlement negotiations and involvement on creditors’ committees.

The Company’s estimates for recoveries from Non-Controlled Affiliates include estimates for recoveries related to LBIE and the Joint Venture (see Note 3 for additional information), as well as estimated recoveries from other Non-Controlled Affiliates in Europe and Asia.

Certain receivables from Non-Controlled Affiliates are denominated in foreign currencies, and as such, estimated recoveries related to these receivables are subject to movements in foreign exchange rates. The Company does not hedge against movements in foreign exchange rates.

The majority of estimated remaining recoveries from Non-Controlled Affiliates are contingent upon (i) the resolution of matters in dispute and/or active litigation, (ii) the receipt of non-U.S. government and/or Court approvals, and/or (iii) the final wind down of estates not controlled by the Plan Administrator. As such, the timing and amount of future recoveries from Non-Controlled Affiliates is uncertain, and actual recoveries may differ materially from these estimates.

Litigation

The Company is involved directly and/or indirectly in numerous litigations that will impact its recoveries from Non-Controlled Affiliates. The Company’s estimates of recoveries from Non-Controlled Affiliates incorporate the Company’s current assumptions regarding the resolution of these matters (see Other Litigations in Note 6 for additional information).

In addition, the Company has certain litigation pending against parties other than Non-Controlled Affiliates in U.S. courts which may result in potential recoveries to the Company. For the purpose of these October 1, 2020 Cash Flow Estimates, estimates for all litigations are included, with the exception of matters listed under “Excluded Litigations” in Note 6 herein (“Excluded Litigations”). The estimated costs (i.e., professional, legal and advisory fees) of supporting all of the Company’s litigations, including the Excluded Litigations, are included.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 1 – Basis of Presentation (continued)

Reporting of Claim Assignments

As part of the Company’s planned operational wind down and legal entity dissolution process, the Company has assigned and will continue to assign claims among Controlled Entities, typically from a subsidiary entity to a parent entity, with no resulting economic effect on estimated overall recoveries. These assignments are reflected in the “Transfers, Reclassifications, Adjustments” column in the tables herein. For claim assignments in which Debtor entities are assigned claims against themselves (i.e., when LBHI is assigned a claim against LBHI), the receivables and payables are netted.

This Quarterly Financial Report:

•	Reflects activities through October 1, 2020, including the 21st Plan Distribution;

•	Is not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	Includes certain items that remain under continuing review by the Company and may be accounted for differently in future Quarterly Financial Reports.

Due from/to Affiliates

(as shown in the Balance Sheets and Note 3 and Note 4 herein)

Due from/to Affiliates represents (i) receivables related to transactions among Debtors, LBHI-Controlled Entities and Non-Controlled Affiliates (separately or collectively, “Affiliates”), and (ii) payables by LBHI-Controlled Entities to Debtors and Non-Controlled Affiliates.

Due from/to Affiliates are recorded in the Balance Sheets at book values, and where applicable, these balances are recorded net of cash distributions. The balances do not reflect potential realization or collectability reserves for Due from Affiliates balances nor estimates of potential additional payables to Affiliates. As a result, adjustments (including write-downs and write-offs) to Due from/to Affiliates, which are material, will be recorded in the future. The Company will continue to review future estimated recoveries from Non-Controlled Affiliates to determine future write downs.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 2 – Other Receipts

The following table summarizes the main components of Other Receipts as of October 1, 2020:

	Debtors		Debtor-
			Controlled
$ in millions	LBHI	LBSF	Entities
Affiliate Claims (1)	68	—	—
Other	1	0	3

(1)

Includes $68 million of claims against Non-Controlled Affiliates acquired through settlements with third parties valued at estimated remaining recoveries. The largest component of Affiliate Claims is an admitted claim, prior to distributions, against Lehman Brothers Limited for £66 million.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates

The following table presents, on an aggregate basis for LBHI and LBHI-Controlled Entities, admitted and unsettled filed claims (including statutory interest to date), collections to date from Non-Controlled Affiliates, and aggregate estimated remaining recoveries (including statutory interest):

							Estimated Recoveries (4)
$ in millions	Local Currency	Admitted Claims in Local Currency (2)	Collections To Date in Local Currency (2)	Admitted and Unsettled Filed Claims in USD (3)	Collections To Date in USD (2)	Net Receivables in USD	LBHI & LBHI- Controlled Entities
Europe
Lehman Brothers Finance S.A.	CHF	10,153	(2,087)	11,049	(2,271)	8,778
‘Lehman Brothers Holdings Intermediate 2 Ltd - Subordinated	USD			6,139	—	6,139
‘Lehman Brothers Holdings Intermediate 2 Ltd - Senior	GBP	871	(871)	1,122	(1,122)	—
Lehman Brothers Holdings PLC - Subordinated	USD			1,900	—	1,900
Lehman Brothers Holdings PLC - Senior	GBP	237	(236)	306	(304)	2
Thayer Properties Limited	GBP	172	(92)	221	(119)	102
LB (PTG) Ltd	GBP	170	(91)	219	(117)	102
LB ODC 3	GBP	101	(62)	130	(80)	51
Other				1,886	(1,864)	23
Recoveries of Prior Guarantee Distributions (1)				—	—	—

Total Europe				22,972	(5,876)	17,096	1,152
Asia
LB Commercial Corp. Asia Limited	HKD	14,769	(9,118)	1,906	(1,176)	729
LB Asia Pacific (Singapore) PTE	USD	621	(364)	621	(364)	258
LB Investments PTE Ltd	USD	536	(342)	536	(342)	194
LB RE Australia Commerical PTY LTD	AUD	218	(66)	156	(47)	109
LB Australia Holdings PTY LTD	AUD	145	(63)	104	(45)	59
Lehman Brothers Australia Ltd	AUD	111	(66)	80	(48)	32
Other				11,097	(11,054)	42

Total Asia				14,501	(13,077)	1,424	55

Total				$37,473	$(18,953)	$18,520	$1,208

Totals may not foot due to rounding.

(1)	The Company’s Estimated Recoveries include estimates for recoveries related to prior distributions on Allowed Guarantee Claims against LBHI that are or are expected to be satisfied in full.
(2)

“Admitted Claims in Local Currency,” “Collections to Date in Local Currency” and “Collections to Date in USD” include statutory interest received to date less any distributions received on the claims prior to the assignments of the claims to LBHI and/or LBHI-Controlled Entities.

(3)	“Admitted and Unsettled Filed Claims in USD” includes notional amounts on subordinated receivables and statutory interest.
(4)	Refer to Note 1 – Basis of Presentation herein for further information on the estimated recoveries from Non-Controlled Affiliates.
(5)	Other claims against Lehman Brothers Finance S.A. and LBIE acquired through settlements with third parties are included in Other Assets (refer to Note 2 – Other Receipts for additional information).

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates (continued)

The table below presents the Due from/to Non-Controlled Affiliates balances as of October 1, 2020, and the related activity since the previously filed Quarterly Financial Report as of June 30, 2020:

		Activity 7/01/20 - 10/01/20
$ in millions	As of June 30, 2020	Cash Receipts	Cash Distributions	Claim Assignments	Other (1)	As of October 1, 2020
Due From Non-Controlled
Lehman Brothers Finance S.A.	$8,519				$260	$8,778
LB Holdings Intermediate 2 Ltd - Subordinated (2)	773				5,366	6,139
Lehman Brothers Holdings PLC - Subordinated (2)	—				1,900	1,900
Thayer Properties Limited	98				4	102
LB (PTG) Ltd	98				4	102
LB Commercial Corp. Asia Limited	729				0	729
LB Asia Pacific (Singapore) PTE	258				0	258
LB Investments PTE Ltd	194				—	194
Other	325	(21)		—	14	318
Due To Non-Controlled (3)	$29,661	$—	$(31)	$—	$(0)	$29,631

(1)	Other includes $311 million resulting from the positive impact of movements in foreign exchange rates for the period calculated on the historical net receivable balances.
(2)	Balances as of October 1, 2020 represent the notional subordinated receivables previously recorded at recovery values.
(3)

“Due to Non-Controlled” balances from Debtors are included in Liabilities Subject to Compromise herein, and primarily include (i) claims against Debtors, net of distributions, originally held by Non-Controlled Affiliates that are currently held by third parties, and (ii) a claim held by Lehman Brothers Treasury Co B.V., in which LBHI has no direct or indirect equity interest.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates (continued)

Joint Venture to Facilitate Resolution of LBIE Claims

On January 31, 2014, Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), a Non-Controlled Affiliate, LBHI, and Elliott Management Corporation and King Street Capital Management, L.P. (together, the “Funds”) entered into definitive documentation and consummated a joint venture to facilitate the resolution of LBIE claims (the “Joint Venture”):

•	LBHI2 contributed to the Joint Venture its admitted senior claim of GBP 36.3 million (“Senior Claim”), subordinated claims of GBP 1.24 billion (“Sub Debt”), and an economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 (by way of a capital contribution to the Joint Venture) and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion face as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of the LBIE estate.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim, Preferred Equity, and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to the Tier 1 Pool Threshold Amount;

(b)	For recoveries between the Tier 1 Pool Threshold Amount up to the Tier 2 Pool Threshold Amount, 70% to the Funds and 30% to LBHI2;

(c)	For recoveries between the Tier 2 Pool Threshold Amount up to the Tier 3 Pool Threshold Amount, 50% to the Funds and 50% to LBHI2; and

(d)	For recoveries above the Tier 3 Pool Threshold Amount, 25% to the Funds and 75% to LBHI2.

The “Tier 1 Pool Threshold Amount” is GBP 650 million. The “Tier 2 Pool Threshold Amount” is GBP 1.3 billion plus interest calculated at the simple rate of 2.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 1.25%. The “Tier 3 Pool Threshold Amount” is GBP 2.2 billion plus interest calculated at the simple rate of 4.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 2.5%.

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the Key Documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Luxembourg Finance S.a.r.l. (“Lux Finance”) and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Receivables from the Joint Venture:

•

LBHI has direct and indirect receivables from various UK Non-Controlled Affiliates, including the entity which receives proceeds directly from the Joint Venture – LBHI2. There are various ongoing litigations (see Note 6 – Legal Proceedings) regarding LBHI’s share of beneficial interest in those UK Non-Controlled Affiliates. LBHI has included estimated recoveries from those entities in its Cash Flow Estimates.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 4 – Due from/to Debtors and LBHI-Controlled Entities

The table below presents the Due from/to Debtors and LBHI-Controlled Entities balances as of October 1, 2020, and the related activity since the previously filed Quarterly Financial Report as of June 30, 2020:

		Activity 7/01/20 - 10/01/20
$ in millions	As of June 30, 2020	Cash Receipts	Cash Distributions	Claim Assignments	Other	As of October 1, 2020
Due From Controlled
LB Special Financing Inc	$10,018				$—	$10,018
RACERS Claims (1)	525	(1)			—	525
Pami Ali LLC	2,731				—	2,731
Lehman Ali Inc (PCO)	1,928				—	1,928
LB I Group Inc (PCO)	1,569	(4)			—	1,565
314 Commonwealth Ave Inc (PCO)	784				—	784
Real Estate Private Equity Inc	625				—	625
LB Offshore Partners Ltd	340	(0)			—	340
Repe LBREP LP, LLC	180	(2)			—	179
Other	254				1	$255
Due To Controlled (2)
Lehman Brothers Special Financing Inc.
Lehman Brothers Holdings Inc.	$10,018				$1	$10,019
LBHI-Controlled
Lehman Brothers Holdings Inc.	8,412		(6)		$—	8,405

(1)	Refer to Section IV.I.b of the Disclosure Statement for further information on the RACERS Claims.
(2)	“Due to Controlled” balances from Debtors are included in Liabilities Subject to Compromise herein.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 5 – Disputed Claims

The table below presents the remaining Disputed Claims by Class and by Primary Obligor as of October 1, 2020:

			$ in millions
Debtor/Class	Total Number of Filed Claims	Number of Unliquidated Claims	Total Filed Amount	Estimate of Disputed Claims for Reserve Purposes (2)	Total Cash Reserves for Disputed Claims (3)
Lehman Brothers Holdings Inc.
2 Secured	1	1	$6	$—	$—
5 Senior Third-Party Guarantee (1)	1	—	8	5	0
LBIE	1	—	8	5	0
9A Third Party Guarantee other than of the RACERS Trusts (1)	64	—	1,075	810	26
LBIE	63	—	1,013	748	21
LBF	1	—	62	62	5

Total - Lehman Brothers Holdings Inc.	66	1	$1,089	$815	$26

(1)	The Disputed Claims relate to asserted guarantee obligations related to the primary obligor.
(2)

Certain Claims have been estimated at less than filed amounts, for reserve purposes only, as agreed through stipulation or settlement agreement or pursuant to Court order. Unless otherwise agreed to or ordered by the Court, there is no reserve for unliquidated Claims.

(3)	In addition to cash, assets are being maintained as reserves for certain claims pursuant to agreements with creditors and/or Bankruptcy Court order.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 6 – Legal Proceedings

The Company is involved in or will be impacted by a number of judicial, regulatory and mediation proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters, including the proceedings listed below. The Company has not included in the October 1, 2020 Cash Flow Estimates any estimate of recoveries for the Excluded Litigations in the table shown below, but has included estimates of recoveries for all other affirmative litigation matters it is pursuing. The Company is not aware of any other litigation matters where the amount at issue exceeds $10 million. As more information becomes available, the Company may record revisions, which may be material, in future Quarterly Financial Reports. (See Note 1 - Basis of Presentation - Litigation for further discussion on the impact of these litigations on the cash flow estimates.)

EXCLUDED LITIGATIONS
Counterparty	Debtor(s)	Commenced	Court	Court Reference		Most Recent Disclosure
Mortgage Sellers	LBHI	Various	Various	Various		(a)

Bank of America National Association et al. (“SPV Avoidance Actions”)	LBSF	September 2010	Bankruptcy Court	10-03547	(SCC)	June 30, 2020 Balance Sheets - Docket No. 60877

Ballyrock ABS CDO 2007-1 Limited Wells Fargo Bank N.A. (“Ballyrock Litigation”)	LBSF	February 2009	Bankruptcy Court	09-01032	(SCC)	June 30, 2020 Balance Sheets - Docket No. 60877

OTHER LITIGATIONS
Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Most Recent Disclosure
PLC, LBHI2, LB GP No. 1 Ltd, Deutsche Bank (“ECAPs”)	LBHI SLP3	LBHI	UK Court	(b)

Guarantee Claims For Which LBIE Is The Primary Obligor	LBHI	LBHI	Bankruptcy Court	(c)

LBIE Other	None	LBHI	Various	(d)

LBF Guarantee - Enasarco	None	LBHI	Swiss Court	April 5, 2018 Balance Sheets - Docket No. 58442

Guarantee Clawbacks	LBHI	LBHI	Bankruptcy Court	(e)

LBT Clawbacks	LBHI	LBHI	Bankruptcy Court	(f)

Sweetwater	LBHI	LBHI	Delaware Chancery Court	June 30, 2020 Balance Sheets - Docket No. 60877

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 6 – Legal Proceedings (continued)

(a) Mortgage Sellers

LBHI filed complaints in the Bankruptcy Court against numerous mortgage sellers seeking indemnification arising from the Allowed Claims of Fannie Mae, Freddie Mac (collectively, the “GSE Claims”) and Private Label Trustees (the “PL Claims”) against LBHI for losses from defective loans purchased from LBHI. 98 cases have been resolved and the corresponding complaints dismissed with prejudice. LBHI has obtained default judgments against 20 of the defendants and is pursuing default judgments against 17 additional defendants who have failed to file a response to the complaints. There are 35 parties remaining that have responded to the complaints filed against them. In aggregate, the complaints assert approximately $64 million in GSE Claims and $361 million in PL Claims. The PL Claims are subject to an allocation methodology to be approved by the Bankruptcy Court. For illustrative purposes only, if the methodology approved by the Bankruptcy Court is on the basis that each defendant will be allocated its pro rata share of the PL Claims, then the aggregate damages sought from the 35 defendants who have responded to the complaints filed would be reduced from $361 million to approximately $76 million. On March 25, 2020, LBHI filed a Notice with the Court providing preliminary and non-binding disclosure of the allocation methodology it may seek to apply in this case [Docket No. 60483 in Case No. 08-13555].

On June 11, 2020, the Bankruptcy Court for the Northern District of California allowed the full amount of LBHI’s $13.3 million allocated claim in the Home Loan Center, Inc. (“HLC”) bankruptcy proceeding [Case No. 19-51455 MEH Chapter 7 Hon. M. Elaine Hammond]. That same day, LBHI filed suit against HLC’s corporate parents LendingTree, LLC and LendingTree, Inc. for any deficit after final distribution from the HLC bankruptcy on that $13.3 million allowed claim. On August 19, 2020, the LendingTree defendants filed a motion to dismiss the complaint based on lack of jurisdiction and improper venue. LBHI filed its response on October 19, 2020. LendingTree filed its reply on November 11, 2020. The Court heard argument on the motion on December 16, 2020, took the motion under advisement and we are awaiting a decision. At the end of August, HLC made an interim distribution to LBHI of approximately $5 million.

Certain defendants filed a motion to dismiss the complaints on the basis that Lehman Brothers Bank, the original purchaser of the mortgage loans at issue, never effectuated the assignment of its indemnity rights to LBHI prior to the commencement of the chapter 11 cases and therefore, the Bankruptcy Court does not have subject matter jurisdiction over those cases. The moving defendants also seek dismissal on the basis that

LBHI gave up its indemnity rights when it sold the loans to the Private Label Trusts. LBHI opposed the motion. The Bankruptcy Court heard argument on October 16, 2019 and reserved decision.

LBHI is also pursuing substantially smaller claims against 2,105 mortgage sellers and brokers for a total of $648 million in PL Claims, subject to allocation. For illustrative purposes, if that allocation is on a pro rata basis as described above, then the aggregate damages sought from these mortgage sellers would be reduced from $648 million to approximately $138 million. As of December 18, 2020, LBHI has settled with 203 similarly situated parties.

(b) ECAPs

Prior to the Commencement Date, the Company raised approximately $2 billion through the issuance in the UK of Enhanced Capital Advantaged Preferred Securities (“ECAPS”). The ECAPS were issued via five UK funding partnerships: Lehman Brothers UK Capital Funding LP, Lehman Brothers UK Capital Funding II LP and Lehman Brothers UK Capital Funding III LP, (“ECAPS I-III”), and Lehman Brothers UK Capital Funding IV LP and Lehman Brothers UK Capital Funding V LP.

Lehman Brothers Holdings PLC (“PLC”) has outstanding approximately €0.79 billion of subordinated notes issued to ECAPS I-III and approximately $1.9 billion of subordinated debt which is held by LBHI. LBHI2 has outstanding approximately $2.225 billion of subordinated debt issued to PLC and approximately $6.139 billion of subordinated notes which is held by Lehman Brothers Holdings Scottish LP 3.

On March 16, 2018, the Joint Administrators of PLC and LBHI2 each made an application to the High Court in England to seek, among other things, its determination of issues of priority in respect of potential distributions to the holders of the subordinated debts. The trial began on November 11 and concluded on November 22, 2019. The Court gave judgment on July 3, 2020 (see Docket No. 60706). A hearing on consequential matters to decide the parties’ requests to be reimbursed for their costs and leave to seek appeal occurred on July 24, 2020

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 6 – Legal Proceedings (continued)

In October 2020, the Court approved formal Orders in the LBHI2 and PLC Applications which reflect the rulings made in the judgment and in the Consequentials Hearing which took place on July 24, 2020. As part of those Orders, the Court has granted permission to appeal in respect of certain aspects of the judgment and denied the right to appeal certain other aspects. In December 2020, the Court of Appeal granted Deutsche Bank the right to appeal one of three issues it sought to appeal, denied its request to appeal the other two issues and granted LBHI the right to appeal the single issue that it sought to appeal.

For further information please refer to: www.pwc.co.uk/services/business-recovery/administrations/non-lbie-companies/lbh-plc-in-administration.html and www.pwc.co.uk/services/business-recovery/administrations/non-lbie-companies/lbhi2-limited-in-administration.html

(c) Guarantee Claims For Which LBIE Is The Primary Obligor

On July 10, 2018, LBHI filed a motion to have the Bankruptcy Court determine whether interest payments made by LBIE pursuant to its scheme should be counted as “consideration” by a Primary Obligor on the Primary Claims underlying the remaining Guarantee Claims held by affiliates of Deutsche Bank A.G. (“DB”) and Attestor Value Master Fund L.P. (“Attestor”) [ECF No. 58381]. On August 14, 2018, the Bankruptcy Court ruled that such payments by LBIE were consideration such that DB’s and Attestor’s claims should be deemed satisfied in full. On August 20, 2018, both DB and Attestor filed notices of appeal to the District Court. On August 16, 2019, the District Court affirmed the Bankruptcy Court’s decision. On September 13 and 16, 2019, Attestor and DB filed an appeal to the United States Court of Appeals for the Second Circuit. On September 21, 2020, the Court of Appeals for the Second Circuit affirmed the District Court’s decision in a Summary Order.

LBHI previously filed an objection to disallow six, LBIE-based, prime-brokerage-related Guarantee Claims seeking $118 million filed by funds related to Maverick Capital Ltd (“Maverick”) [ECF No. 53107]. On March 24, 2017, the Bankruptcy Court granted LBHI’s objection, disallowed Maverick’s claims, and ruled that Maverick could not amend its proofs of claim to assert direct (as opposed to guarantee) liability against LBHI [ECF No. 55346]. Maverick appealed that decision to the United States District Court for the Southern District of New York.

On September 30, 2018, the District Court reversed the Bankruptcy Court’s decision that section 562 of the Bankruptcy Code and certain exculpatory clauses contained in the prime brokerage agreement at issue applied to Maverick’s claims, and remanded the case to the Bankruptcy Court for further proceedings. On July 3, 2019, LBHI filed a motion seeking to reduce Maverick’s claims to $4.3 million. On August 8, 2019, Maverick filed its opposition to that motion. On September 10, 2019, the Court heard argument on the Motion and reserved decision. On September 14, 2020, Maverick filed a supplemental brief in connection with the pending motion. On October 19, 2020, LBHI filed its response to Maverick’s supplemental brief.

(d) LBIE Other

The outcome of the following litigation may impact LBHI’s potential indirect recoveries from LBIE:

AG Financial Products Inc.

On November 28, 2011, LBIE sued AG Financial Products Inc. (“AGR”), an affiliate of Assured Guaranty Corp., which in the past had provided credit protection to counterparties under credit default swaps. LBIE’s complaint, which was filed in the Supreme Court of the State of New York (the “New York Supreme Court”), alleged that AGR improperly terminated nine credit derivative transactions between LBIE and AGR and improperly calculated the termination payment in connection with the termination of 28 other credit derivative transactions between LBIE and AGR. LBIE asserted in the complaint that AGR owes LBIE a termination payment of approximately $1.4 billion.

On July 2, 2018, the New York Supreme Court dismissed LBIE’s allegation with respect to the breach of the implied covenant of good faith and fair dealing and the claims relating to the nine terminated transactions, but found that there is a genuine question of fact as to the reasonableness and good faith of AGR’s calculation of its loss, and so LBIE may proceed with its claim against AGR for breach of contract. On July 31, 2018, AGR filed a Notice of Appeal with the New York State Appellate Division. On December 11, 2018, the Appellate Division heard oral arguments on the appeal. On January 17, 2019, the Appellate Division affirmed the Supreme Court’s decision in its entirety. The trial was originally scheduled for March 9-20, 2020, but was adjourned by the Court as a result of risks posed by the coronavirus.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 6 – Legal Proceedings (continued)

The Honorable Marcy Friedman announced that she will be retiring at the end of the year and as a result will be unable to continue as the trial judge in the case. On November 3, 2020, LBIE filed a motion in the Bankruptcy Court seeking to reopen the Chapter 15 case and remove the state court case to the Bankruptcy Court. On December 1, 2020, AGR filed its opposition to LBIE’s motions and its own motion to remand the case to State Court. The hearing on the motions is scheduled for January 25, 2021, in the Bankruptcy Court.

For further information please refer to:

https://www.pwc.co.uk/services/business-recovery/administrations/lehman/lehman-brothers-international-europe-in-administration-joint-administrators-nineteenth-progress-report-10-april-2018.html.

(e) Guarantee Clawbacks

On April 30, 2019, LBHI filed an adversary proceeding in the Bankruptcy Court against Lehman Brothers Holdings Intermediate 2 Ltd. (in administration) (“LBHI2”), Lehman Brothers Limited (in administration) (“LBL”), Eldon Street Holdings Limited (in administration) (“ESH”) and MBAM Investor Limited (“MBAM”) (collectively, “Defendants”) seeking the return of $260 million in excess distributions on guarantee claims allowed against LBHI (plus prejudgment interest of 9%), because, subsequent to LBHI’s payment of the distributions on such guarantee claims, the primary obligor(s) fully satisfied the corresponding admitted/allowed primary claim(s). On May 23, 2019, Deutsche Bank was permitted to intervene as a defendant by stipulation. On June 28, 2019, the defendants answered and denied the allegations in the complaint, and LBL, ESH, and LBHI2 each asserted a counterclaim that their guarantee claims had not yet been satisfied. The parties have completed the document discovery and deposition phases of the case.

In accordance with an agreed briefing schedule on the parties’ motons for summary judgment, on October 2, 2020, the Defendants moved for summary judgment seeking dismissal of LBHI’s claims and in support of their counterclaims. On November 2, 2020, LBHI filed its own affirmative motion for summary judgment and opposition to Defendants’ motion. On December 9, 2020, Defendants filed their opposition to LBHI’s motion and a reply to LBHI’s opposition to Defendants’ motion. On January 6, 2021, LBHI will file its reply in further support of its motion for summary judgment. The hearing on the motions is scheduled for January 13, 2021.

(f) LBT Clawbacks

Various creditors filed guarantee claims against LBHI where the primary obligor is Lehman Brothers Treasury Co. B.V. (“LBT”). The Bankruptcy Court allowed those guarantee claims and the related primary claims were allowed in an insolvency proceeding in Amsterdam, Netherlands. The Plan provides that an allowed guarantee claim is deemed satisfied when distributions from LBHI combined with payments on the primary claim equal the amount of the allowed guarantee claim. LBHI has made distributions on the allowed guarantee claim that when combined with the payments made on the primary claim exceed the amount of the allowed guarantee claim. LBHI demanded return of those excess payments from the holders of such claims and many have complied, but some have not, including Capital Partners Securities Co., Ltd. (“Capital Partners”).

In light of Capital Partners’ failure to return the excess guarantee payments, the Plan Administrator filed a Motion for an Order in Aid of Execution of the Plan in the Bankruptcy Court on September 17, 2019, seeking return of those excess guarantee payments made to Capital Partners. Capital Partners filed its opposition to that Motion on October 28, 2019 and the Plan Administrator filed its Reply to that opposition on November 18, 2019. The Motion seeks an Order directing Capital Partners to return that excess amount of approximately $6 million, which is the largest amount owed by any holder of such a claim. On August 31, 2020, LBHI filed a motion seeking to establish alternative dispute resolution procedures for the resolution of all claims in connection with the clawback of LBT guarantee payments (the “ADR Motion”). On October 5, 2020, the Court granted the ADR Motion and entered an Order establishing the ADR procedures requested in the ADR Motion. LBHI is in the process of pursuing mediation with all recipients of excess guarantee payments, including Capital Partners, and accordingly the hearing on the motion seeking the return of the excess payments received by Capital Partners has been adjourned so that the parties can try to resolve the dispute through mediation.

Quarterly Financial Report as of October 1, 2020 (Unaudited)

Note 7 – Taxes Payable

Taxes payable is an estimate of tax liabilities, net of the estimated impact of any refund claims, deposits and net operating losses (“NOL”). Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement (the “DAA”) (see below for further information).

As of October 1, 2020, the Company recorded an estimate of $32 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities, net of expected refund claims. Between June 30, 2020 and October 1, 2020, the Company reduced its taxes payable estimate by approximately $5 million as a result of global tax audit progress.

Debtor Allocation Agreement

The Debtor Allocation Agreement, which became effective on the Effective Date, addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state/local income taxes for pre-petition and post-petition years. Pursuant to the DAA, any tax receivables or payables related to pre-petition, consolidated group taxes, including the IRS refund, are treated as allowed pre-petition claims between LBHI and other Debtors and LBHI-Controlled Entities and subject to set-off or recoupment.

Net Operating Losses

The NOLs of the LBHI Tax Group (including LBHI-Controlled Entities) are subject to audit and adjustment by the IRS and primarily expire in or about 2028. Substantially all of the LBHI Tax Group’s current consolidated net operating loss carryovers are attributable to the Debtors. The Plan provides for an orderly liquidation of the Debtors. As previously disclosed in the Company’s Quarterly Financial Report as of March 31, 2012 [Docket No. 29731], the LBHI Tax Group received a private letter ruling from the IRS in connection with the Plan going effective that stated (i) the liquidation of the Debtors for U.S. federal income tax purposes may occur over an extended period, and (ii) the reduction of the LBHI Tax Group’s NOLs as a result of the discharge of debt pursuant to the Plan generally would not occur until completion of the liquidation.

In January 2020, the Company received a supplemental IRS ruling extending the original ruling relating to the Company’s liquidation. All remaining Debtor NOLs not previously utilized to absorb taxable income of the LBHI Tax Group are expected to be fully utilized to offset income resulting from the discharge of debt on the final date of liquidation of the Debtors.

IV. Balance Sheets

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and LBHI-Controlled Entities

Balance Sheets As of October 1, 2020

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc. 08-13555	Lehman Brothers Special Financing Inc. 08-13888	Total Debtor Entities (1)	Total LBHI- Controlled Entities (2)	Total Company
Assets
Cash and short-term investments	$27	$5	$32	$55	$87
Cash and short-term investments pledged or restricted	155	3	158	13	171
Financial instruments and other inventory positions:
Commercial Real Estate	3	0	3	0	3
Residential Real Estate and Other	10	(0)	10	0	10
Principal investments	6	(0)	6	26	31
Derivative Receivables and Related Assets	—	6	6	—	6

Total Financial instruments and other inventory positions	19	6	25	26	51
Receivables from Debtors and LBHI-Controlled Entities and other assets	72	0	72	6	78
Investments in Affiliates	(24,857)	(0)	(24,857)	(22,663)	(47,519)
Due from Affiliates:
Debtors and LBHI-Controlled Entities	18,948	0	18,948	1	18,948
Non-Controlled Affiliates	12,369	(0)	12,369	6,151	18,520

Total Due from Affiliates	31,317	(0)	31,317	6,151	37,468

Total Assets	$6,733	$15	$6,748	$(16,412)	$(9,665)

Liabilities and Stockholders’ Equity
Liabilities
Payables to Debtors and LBHI-Controlled Entities and other liabilities	$21	$0	$21	$6	$27
Due to Affiliates:
LBHI-Controlled Entities	$—	—	—	8,405	8,405
Non-Controlled Affiliates	0	—	0	30	30

Total Due to Affiliates	0	—	0	8,435	8,435
Taxes Payable	27	(0)	27	5	32
Liabilities Subject to Compromise	131,295	22,677	153,972	—	153,972

Total Liabilities	131,343	22,677	154,020	8,446	162,466
Stockholders’ Equity	(124,610)	(22,663)	(147,272)	(24,858)	(172,131)

Total Liabilities and Stockholders’ Equity	$6,733	$15	$6,748	$(16,412)	$(9,665)

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for Debtors do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)

Balances for LBHI-Controlled Entities reflect the impact of eliminations of (i) intercompany balances only between LBHI-Controlled Entities and (ii) investments in subsidiaries only between LBHI-Controlled Entities.

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